UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 2, 2018

 TEAM, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08604	74-1765729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
13131 Dairy Ashford, Suite 600
Sugar Land, Texas 77478
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (281) 331-6154
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K of Team, Inc. (the “Company”) filed on February 9, 2018, the Company entered into an agreement (the “Settlement Agreement”) with Engine Capital, L.P. and certain related investors (collectively, “Engine Capital Group”) on February 8, 2018. Pursuant to the Settlement Agreement, among other items, Engine Capital Group is permitted to name one observer (“Observer”) to attend meetings of the Company’s Board of Directors (the “Board”) for a period of time, as described in the Settlement Agreement.

On July 2, 2018, the Company entered into an agreement (the “Confidentiality Agreement”) with Engine Capital Group. The Confidentiality Agreement sets forth the terms and conditions regarding the use of Company Information (as defined in the Confidentiality Agreement) that the Company or its representatives furnish to or is otherwise obtained by Engine Capital Group, including the Observer or other employees of Engine Capital Group (“Specified Engine Capital Personnel”). Except as otherwise provided in the Confidentiality Agreement, the Confidentiality Agreement expires two years from the date on which Engine Capital Group no longer has the right to name an Observer pursuant to the Settlement Agreement; however, Engine Capital Group’s confidentiality obligations with respect to any of the Company’s intellectual property are indefinite.

Under the Confidentiality Agreement, generally, Company Information includes any and all information concerning or relating to the Company or any of its subsidiaries or affiliates, excluding publicly available information or certain information already in possession of Engine Capital Group, the Observer or Specified Engine Capital Personnel that was obtained from the Company previously on a non-confidential basis. Under the provisions of the Confidentiality Agreement, Engine Capital Group agrees to a) keep the Company Information strictly confidential, b) not disclose any of the Company Information in any manner whatsoever without the prior written consent of the Company and c) not use the Company Information for any purpose other than monitoring and managing its investment in the Company. However, disclosure to Specified Engine Capital Personnel is permitted, subject to certain conditions.

Under the Confidentiality Agreement, the Company makes no representation or warranty as to the accuracy or completeness of Company Information and all Company Information shall remain property of the Company. The Confidentiality Agreement also addresses the handling of an applicable subpoena, legal process or other legal requirements requiring disclosure of Company Information by Engine Capital Group. Additionally, the Confidentiality Agreement contains certain acknowledgments and agreements by Engine Capital Group with respect to applicable federal and state securities laws and also requires the Company, at any time during the term of the agreement upon written notice, to inform Engine Capital Group whether or not members of the Board are then permitted to purchase or sell securities of the Company pursuant to the Company’s insider trading policy.

The foregoing description of the Confidentiality Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit number	Description

10.1	Confidentiality Agreement by and among Team, Inc. and Engine Capital, L.P. (together with the entities listed on the signature page thereto), dated July 2, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM, Inc.

By:	/s/ André C. Bouchard
André C. Bouchard
Executive Vice President, Chief Legal Officer and Secretary
Dated: July 6, 2018

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